Exhibit 10.44

AMENDMENT TO THE 2003 EQUITY INCENTIVE PLAN

Overland Storage, Inc. (the “Company”) hereby amends its 2003 Equity Incentive Plan (the “Plan”), as previously amended and restated, as follows:

Section 4.3 of the Plan is hereby amended to append the following sentence to the end of subparagraph (a):

Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 4.3(a) shall (i) not apply to any Option or SAR that is not intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

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The Company has caused this Amendment to be signed on the date indicated below, to be effective as of January 27, 2009.

OVERLAND STORAGE, INC.

By:	/s/ Kurt L. Kalbfleisch
Title:	Vice President and CFO